                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                USA Truck, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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






                                 USA TRUCK, INC.
                            3200 INDUSTRIAL PARK ROAD
                            VAN BUREN, ARKANSAS 72956


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 2, 2001

To the Stockholders of USA Truck, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of USA Truck, Inc. (the "Company") will be held at the corporate offices of the Company at 3200 Industrial Park Road, Van Buren, Arkansas 72956, on Wednesday, May 2, 2001 at 10:00 a.m., local time, for the following purposes:

1. To elect two (2) Class III directors for a term expiring at the 2004 Annual Meeting of Stockholders.

2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only holders of record of the Company's Common Stock at the close of business on March 7, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     The Company's Proxy Statement is submitted herewith. The Annual Report for the year ended December 31, 2000 is being mailed to stockholders simultaneously with the mailing of this Notice and Proxy Statement.

                                             By Order of the Board of Directors

                                             JERRY D. ORLER
                                             Secretary

Van Buren, Arkansas
March 30, 2001

                             YOUR VOTE IS IMPORTANT.

YOU ARE URGED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

                                 USA TRUCK, INC.
                            3200 INDUSTRIAL PARK ROAD
                            VAN BUREN, ARKANSAS 72956

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 2, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The mailing address of the Company is 3200 Industrial Park Road, Van Buren, Arkansas 72956, and its telephone number is (501) 471-2500.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no special compensation therefore, may solicit proxies in person or by telephone or telegraph. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock of the Company.

     The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is March 30, 2001.

                              REVOCABILITY OF PROXY

     Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked by delivery of written notice of revocation to Jerry D. Orler, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting. If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein. If no direction is given, such shares will be voted for election of the nominees for director set forth herein.

                       OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has fixed the close of business on March 7, 2001 as the record date for determining the stockholders having the right to notice of and to vote at the Annual Meeting. As of the record date, 9,225,286 shares of Common Stock were outstanding. Each stockholder will be entitled to one vote for each share of Common Stock owned of record on the record date. The stock transfer books of the Company will not be closed. Stockholders are not entitled to cumulative voting with respect to the election of directors. The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, are necessary to constitute a quorum.

     As of March 7, 2001, the only stockholders known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, the Company's only class of voting securities, were as follows:

                                                   Number of Shares
                                                    of Common Stock                               Percent
              Name                                Beneficially Owned                             of Class
----------------------------------                ------------------                             --------
Robert M. Powell                                     2,305,800  (1)                                25.0%
James B. Speed                                       2,034,199  (2)                                22.1%
Wellington Management Company, LLP                     876,200  (3)                                 9.5%
J.P. Morgan Chase & Co.                                807,865  (4)                                 8.7%

----------

(1) The amount shown includes 10,000 shares of Common Stock held by Mr. Powell's wife (of which Mr. Powell disclaims beneficial ownership).

(2) The amount shown includes 70,359 shares of Common Stock held by Mr. Speed's wife (of which Mr. Speed disclaims beneficial ownership).

(3) This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001, which indicates that Wellington Management Company, LLP, an investment adviser, has shared voting power with respect to 729,700 of the shares, and shared dispositive power with respect to all 876,200 shares indicated as being beneficially owned by it.

(4) This information is based solely on a report on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001, which indicates that J.P. Morgan Chase & Co., a holding company, has shared voting power and shared dispositive power with respect to all 807,865 shares indicated as being beneficially owned by it.

     The address of Mr. Powell and Mr. Speed is 3200 Industrial Park Road, Van Buren, Arkansas 72956. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The address of J.P. Morgan Chase & Co. is 270 Park Avenue, New York, New York 10017.

                 REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

     The Company's bylaws provide that the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at an Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions or broker non-votes will have no effect on the election of directors.

     As indicated in the table under the heading "Election of Directors," the directors and executive officers of the Company beneficially owned more than 50% of the outstanding shares of the Company's Common Stock as of the record date and therefore collectively have the ability to control the outcome of the vote on the election of a director at the Annual Meeting.

                              ELECTION OF DIRECTORS

     The Restated and Amended Certificate of Incorporation of the Company provides that there shall be eight directors, subject to change in accordance with the bylaws, classified into three classes, and that members of the three classes shall be elected to staggered terms of three years each. In accordance with the bylaws, the number of directors constituting the entire Board has been decreased to seven. The Board of Directors presently consists of seven persons.

     The current term of office of the two Class III directors will expire at the 2001 Annual Meeting and two directors have been nominated for re-election at the meeting for a term expiring at the 2004 Annual Meeting:

                                    CLASS III
                               TERM EXPIRING 2004
                               ------------------

                                Robert M. Powell
                                 James B. Speed


     Proxies may not be voted at the 2001 Annual Meeting of Stockholders for more than two nominees for election as directors. Each of the nominees has consented to serve if elected and, if elected, will serve until the 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

     Class I and Class II directors are currently serving terms expiring in 2002 and 2003, respectively. The Class I directors are Jim L. Hanna and Joe D. Powers and the Class II directors are Roland S. Boreham, Jr., George R. Jacobs and Jerry D. Orler.

     All duly submitted and unrevoked proxies will be voted FOR the nominees listed above, unless otherwise instructed. It is expected that the nominees will be available for election, but if for any unforeseen reason any such nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Board of Directors.

     The following table sets forth certain information with respect to each nominee, each executive officer named in the Summary Compensation Table, each current director of the Company and all directors and executive officers as a group, including the name, age and term of office as a director for each individual and the beneficial ownership of Common Stock of the Company as of March 7, 2001 for each individual and the group. Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him.

                                                                    COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                            -----------------------------
                                            DIRECTOR            NO. OF            PERCENT
         NAME                   AGE          SINCE             SHARES*           OF CLASS
----------------------          ---         --------        -------------        --------
Robert M. Powell **             66            1985          2,305,800 (1)          25.0%

James B. Speed **               67            1988          2,034,199 (2)          22.1%

Jerry D. Orler                  58            1988            385,538 (3)           4.2%

George R. Jacobs                58            1986            293,036 (4)           3.2%

Roland S. Boreham, Jr.          76            1992             19,000                (5)

Jim L. Hanna                    67            1992             23,600                (5)

Joe D. Powers                   60            2000               --                  (5)

Patrick N. Majors               39             --              13,249                (5)

Jerry W. Cottingham             56             --               2,875                (5)


All directors and
executive officers
as a group (11 persons)                                     5,101,698 (6)          54.4%

----------

* All fractional shares (which were acquired through participation in the Company's Employee Stock Purchase Plan) have been rounded down to the nearest whole share.

**   Current nominee for re-election as a director.

(1) The amount shown includes 10,000 shares of Common Stock held by Mr. Powell's wife (of which Mr. Powell disclaims beneficial ownership).

(2) The amount shown includes 70,359 shares of Common Stock held by Mr. Speed's wife (of which Mr. Speed disclaims beneficial ownership).

(3) The amount shown includes (a) 166,000 shares of Common Stock held by Mr. Orler's wife (of which Mr. Orler disclaims beneficial ownership) and (b) 32,000 shares of Common Stock Mr. Orler has the right to acquire pursuant to presently exercisable options.

(4) The amount shown includes (a) 100,000 shares of Common Stock held by Mr. Jacobs' wife (of which Mr. Jacobs disclaims beneficial ownership), (b) 5,000 shares of Common Stock held by Mr. Jacobs as custodian for his daughter (of which Mr. Jacobs disclaims beneficial ownership), and (c) 32,000 shares of Common Stock Mr. Jacobs has the right to acquire pursuant to presently exercisable options.

(5)  The amount represents less than 1% of the outstanding shares of Common
     Stock.

(6) Includes 90,000 shares of common stock the directors and executive officers have the right to acquire pursuant to presently exercisable options.

     Robert M. Powell has served as Chairman of the Board since October 11, 2000 as President and Chief Executive Officer ("CEO") of the Company since December 1988 and as a director since 1985. He was employed by ABF Freight System, Inc. ("ABF Freight"), a national trucking company and a subsidiary of Arkansas Best Corporation, for 28 years, most recently as Senior Vice President of Arkansas Best Corporation from 1979 to December 1988. He served as Executive Vice President of ABF Freight from 1973 to 1985 and as Vice President, Operations of ABF Freight from 1970 to 1973.

     James B. Speed has served as a director of the Company since December 1988. Mr. Speed served as Chairman of the Board from December 1988 until he retired on October 11, 2000. He was employed by ABF Freight for more than 20 years, most recently as President and a director from 1967 through 1979. He also served as a director and Vice President of Arkansas Best Corporation from 1966 to 1979.

     Jerry D. Orler has served as a director of the Company since December 1988, as Vice President, Finance and Chief Financial Officer ("CFO") since January 1989 and as Secretary of the Company since February 1992. He also served as Treasurer of the Company from 1989 to November 1993. Prior to 1989, he was employed by Arkansas Best Corporation and its subsidiaries for 24 years. He most recently served as the Senior Vice President of National Account Sales of Riverside Furniture Corporation, a furniture manufacturer from 1987 through 1988. Mr. Orler is a Certified Public Accountant. Mr. Orler is an advisory director of BancorpSouth of Fort Smith, Arkansas.

     George R. Jacobs has served as a director of the Company since December 1986 and served as Vice President, Maintenance and Administration of the Company from January 1989 until June 1996, at which time he was elected Vice President, Operations. He served as President of the Company from 1986 through December 1988. He was employed by ABF Freight for 19 years, most recently as Vice President of SCAT Division, a truckload operation, from 1982 to 1986. Mr. Jacobs is also a director of Benefit Bank of Fort Smith, Arkansas.

     Roland S. Boreham, Jr. has served as a director of the Company since February 1992. He has been Chairman of the Board of Baldor Electric Company, a manufacturer of electrical motors, since 1981. He also served as Chief Executive Officer of that company from 1978 to November 1992. He served as President of Baldor Electric Company from 1975 to 1978 and has been employed by that company in various capacities since 1961.

     Jim L. Hanna has served as a director of the Company since February 1992. He is the Chairman of Hanna Oil and Gas Company, an exploration and production company with operations in Arkansas, Oklahoma, Texas and Alberta, Canada. He founded that company in 1965 and served as its President from 1965 until March 2000, at which time he was elected Chairman of the Board. Mr. Hanna is an advisory director of Regions Bank of Fort Smith, Arkansas.

     Joe D. Powers has served as a director of the Company since May 2000. He is Chairman of the Advisory Board of Regions Bank (formerly known as Merchants National Bank of Fort Smith and more recently as Deposit Guaranty National Bank) of Fort Smith, Arkansas since May 2000. He served as Chairman of the Advisory Board and CEO Deposit Guaranty National Bank (formerly known as Merchants National Bank) of Fort Smith, Arkansas from August 1997 until June 1998. He was Chairman of the Board and CEO of Merchants National Bank of Fort Smith, Arkansas from September 1982 until August 1997. Mr. Powers has been involved in the banking industry since 1962.

     There is no family relationship between any director or executive officer and any other director or executive officer of the Company.

     In 2000, the Board held five meetings. The Board has a standing Compensation Committee, Audit Committee, Nonemployee Director Stock Option Committee and Stock Option Committee. All members of the Board of Directors attended at least 75% of the meetings of the Board of Directors and committees on which they served.

     The primary purposes of the Compensation Committee are to recommend to the Board matters pertaining to compensation of the Company's executive officers and contributions to the Company's 401(k) Investment Plan. The Compensation Committee met once in 2000 and is currently composed of James B. Speed as Chairman, Roland S. Boreham Jr. and Jim L. Hanna. See "Executive
Compensation--Report of Compensation Committee on Annual Compensation."

     The Audit Committee meets with representatives of the Company's independent auditors to review the auditors' findings during the conduct of the annual audit and to discuss recommendations with respect to the Company's internal control policies and procedures. The Audit Committee also reviews financial and operating results of the Company. The Audit Committee, composed of Joe D. Powers (Chairman), Jim L. Hanna and Roland S. Boreham, Jr. met three times during 2000.

     The Nonemployee Director Stock Option Committee, which met once during 2000, is composed of Robert M. Powell (Chairman) and James B. Speed.

     The Stock Option Committee, which met once during 2000, is composed of Roland S. Boreham, Jr. (Chairman) and Jim L. Hanna.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are Robert M. Powell, Jerry D. Orler, George R. Jacobs, Patrick N. Majors, Dwain R. Key, Jerry W. Cottingham and Gary
I. Davis. Biographical information for each of the executive officers other than Mr. Majors, Mr. Key, Mr. Cottingham and Mr. Davis is set forth under the heading "Election of Directors" above.

     Patrick N. Majors has served as Vice President, Sales since April 1995. He joined the Company in September 1991 as an Account Executive in the marketing department. From May 1990 through September 1991 he was employed by PST Vans, Inc., a trucking company, as Regional Sales Director. Mr. Majors has been involved in the transportation industry for 13 years.

     Dwain R. Key has served as Vice President, Dedicated Services/Logistics since November 1, 2000. He also served as Vice President, Corporate Development from January 1998 until November 2000. He has been employed with USA Truck since June 1987. Mr. Key served as Director, Information Services and Economic Analysis from December 1993 until January 1, 1998. From June 1990 until December 1993, he served as Manager, Data Processing.

     Jerry W. Cottingham has served as Vice President, Dedicated Services/Logistics-Sales since November 1, 2000. He also served as Vice President, Logistics from January 2000 until November 2000. He joined the Company in November 1999 as Vice President, Sales. Mr. Cottingham joined USA Truck with the acquisition of CCC Express where he served as President and Chief Operating Officer since starting the trucking division of Carco Capital Corporation in 1983. From 1967 to 1983, Mr. Cottingham held various sales and management positions for Consolidated Freightways, Transcon and was part owner of G & J Trucking of Fort Smith, Arkansas.

     Gary I. Davis has served as Vice President, Maintenance since January 1, 1998. He joined the Company in September 1983. Mr. Davis served as Director, Maintenance from March 1992 until January 1, 1998. He has over 28 years experience in the transportation industry.

     All executive officers of the Company are elected annually by the Board of Directors to serve until the next Annual Meeting of the Board and until their respective successors are chosen and qualified.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

     The following paragraphs constitute the report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for fiscal year 2000. In accordance with Securities and Exchange Commission rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the Commission that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such reports.

     The Committee administers the compensation program for executive officers and other management level employees of the Company and makes all related decisions, except that decisions as to the grant of options are made by the Stock Option Committee.

     The principal elements of the compensation program for executive officers are base salary, performance-based annual incentives and options granted under the Company's Employee Stock Option Plan (the "Option Plan"). The goals of the program are to give the executive officers incentives to work toward the improved financial performance of the Company and to reward them for their contributions to the Company's success. The program is also designed to retain the Company's key executives, each of whom plays an important role in enabling the Company to maintain its commitment to premium service to its customers and its high standards of efficiency, productivity and safety. For a summary of 2000 compensation, see the Summary Compensation Table under the heading "Executive Compensation Tables" below.

     Annual salaries for the Company's executive officers, including the CEO, are generally reviewed in October of each year based on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, the Company's current performance and, to a lesser extent, the Company's overall historical performance, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's long-term success and of the executives' individual contributions to such success.

     Cash incentives based on the Company's performance are awarded to the executive officers under an incentive compensation plan. Under this plan, a specified percentage of the Company's pre-tax profit for the year is distributed annually to the executive officers in proportion to their base salaries. Thus, whether the executive officers' total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company's performance. For 2000, pre-tax profit decreased by approximately 98.9% from 1999. Accordingly, no performance-based incentives were paid for 2000. These performance-based incentives represented approximately 63% of total salary and incentive earned by the executive officers in 1999.

     During 2000, the Stock Option Committee granted incentive stock options, covering 80,000 shares, under the Employee Stock Option Plan to seven executive officers of the Company. The options covering these shares vest in three increments, and each increment will be exercisable for a period of three years after vesting. Two other executive officers currently hold incentive stock options granted to them following the completion of the Company's initial public offering in March 1992. These options will vest in ten increments, and each increment will be exercisable during a period of two years or less. Two other executive officers currently hold incentive stock options granted to them following their election as executive officers in January 1998. These options will vest in three increments, and each increment will be exercisable during a period of one year. Another executive officer currently hold incentive stock options granted to him following his election as an executive officer in January 1996. These options will vest in five increments, and each increment will be exercisable during a period of two year or less. All of these options, which were granted with exercise prices equal to the market value of the Company's Common Stock at the time of grant, will have value to the officers only to the extent that the market value of the Common Stock exceeds the exercise price at the time of exercise. Thus, the Committee believes that the extended vesting schedules and limited exercise periods of the options will encourage the optionees not only to remain with the Company but also to seek to enhance the value of the Company's stock through improvements in the Company's performance and to sustain such improvements throughout the terms of the options.

     Additional elements of the executive officers' compensation, which are not performance-based, are matching contributions by the Company under the Company's 401(k) plan and life insurance premiums paid by the Company on behalf of the executives.

     The CEO's salary is determined based on the factors and analysis described above. Specific factors considered by the Committee in establishing the CEO's salary include his current responsibilities with the Company, certain key performance ratios and his continuing contributions to the successful expansion of the Company's operations and its financial growth over recent periods. In order to predicate a larger portion of the compensation of the CEO on performance, and because of existing economic and market conditions, the Committee determined not to change the salary for the CEO for 2000.

By the Members of the Compensation Committee:

James B. Speed (Chairman)           Roland S. Boreham, Jr.          Jim L. Hanna

EXECUTIVE COMPENSATION TABLES

     The following table sets forth certain information with respect to annual and long-term compensation paid or awarded to the Company's CEO and the four other most highly compensated executive officers for or with respect to the three fiscal years ended December 31, 2000.


                                          SUMMARY COMPENSATION TABLE
                                          --------------------------
                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                              ------------
                                                                                 AWARDS
                                                      ANNUAL COMPENSATION     ------------
                                                     ---------------------      SECURITIES     ALL OTHER
                                                      SALARY        BONUS       UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR         ($)         ($) (1)     OPTIONS (#)      ($) (2)
-----------------------------------       ----       -------       -------    -------------   ------------
Robert M. Powell, Chairman,               2000       164,352            --        16,000         6,913
President and CEO                         1999       164,352       284,405            --         9,244
                                          1998       164,352       359,251            --         7,541

James B. Speed, Chairman of the           2000        68,480            --            --         4,540
Board (3)                                 1999        82,176       142,202            --         9,324
                                          1998        82,176       179,681            --         8,681

Jerry D. Orler, Vice President,           2000       131,484            --        16,000         4,661
Finance, CFO and Secretary                1999       131,484       227,526            --         8,025
                                          1998       131,484       287,512            --         5,709

George R. Jacobs, Vice President,         2000       131,484            --        16,000         5,027
Operations                                1999       131,484       227,526            --         7,112
                                          1998       131,484       287,512            --         5,709

Patrick N. Majors, Vice President,        2000        89,200            --         8,000         3,572
Sales                                     1999        88,200       152,622            --         4,870
                                          1998        86,100       172,200            --         5,031

Jerry W. Cottingham,                      2000        96,000            --         8,000         7,247
Vice President, Dedicated Services/       1999        16,000        13,846            --           401
Logistics-Sales                           1998            --            --            --            --

----------

(1) Represents cash incentives earned by the executive officers pursuant to the Company's Incentive Compensation Plan for services rendered in the years indicated.

(2) The amounts shown for 2000 represent matching contributions under the Company's 401(k) Plan in the benefit of Mr. Powell ($3,050), Mr. Speed ($2,662), Mr. Orler ($2,684), Mr. Jacobs ($3,050), Mr. Majors ($2,369), and
     Mr. Cottingham ($1,832), and the dollar value of life insurance premiums paid by the Company in 2000 for the benefit of Mr. Powell ($3,863), Mr. Speed ($1,878), Mr. Orler ($1,977), Mr. Jacobs ($1,977), Mr. Majors
     ($1,203) and Mr. Cottingham ($5,415).

(3) Mr. Speed retired as Chairman of the Board of the Company effective October 11, 2000.

     The following table sets forth certain information relating to options granted under the Company's Employee Stock Option Plan to the named executive officers in 2000.

                                   EMPLOYEE STOCK OPTION PLAN
                      OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 2000
                      ---------------------------------------------------
                                                                                            POTENTIAL
                                           INDIVIDUAL GRANTS                           REALIZABLE VALUE AT
                      ----------------------------------------------------------         ASSUMED ANNUAL
                          NUMBER OF        PERCENT OF                                     STOCK PRICE
                         SECURITIES      TOTAL OPTIONS                                    APPRECIATION
                         UNDERLYING        GRANTED TO     EXERCISE                       FOR OPTION TERM
                           OPTIONS        EMPLOYEES IN     PRICE      EXPIRATION      ---------------------
       NAME            GRANTED (#) (1)     FISCAL YEAR     ($/SH)        DATE          5% (2)       10% (3)
-------------------   ----------------   -------------    --------    ----------      -------       -------
Robert M. Powell           16,000           9.14%           5.98       10/10/07       128,320       169,440
Jerry D. Orler             16,000           9.14%           5.44       10/10/07       116,640       154,240
George R. Jacobs           16,000           9.14%           5.44       10/10/07       116,640       154,240
Patrick N. Majors           8,000           4.57%           5.44       10/10/07        58,320        77,120
Jerry W. Cottingham         8,000           4.57%           5.44       10/10/07        58,320        77,120

----------

1) All options are incentive stock options. The options granted to Mr. Powell, Mr. Orler and Mr. Jacobs will vest with respect to 5,000 shares on October 11, 2002, 5,000 shares on October 11, 2003 and 6,000 shares on October 11, 2004. The options granted to Mr. Majors and Mr. Cottingham will vest with respect to 2,600 shares on October 11, 2002, 2,600 shares on October 11, 2003 and 2,800 shares on October 11, 2004. The exercise period for each such increment will be three years. Such options were granted to the named executive officers on October 10, 2000 at an exercise price equal to the fair market value of the Common Stock on the date of grant except for the options that were granted to Mr. Powell were granted at an exercise price equal to 110% of the fair market value of the Common Stock on the date of grant.

2) Based on the hypothetical appreciation of the market price of the Company's Common Stock at an assumed rate of 5%, compounded annually over the respective terms of the options. Such appreciation of the options granted to Mr. Powell, if achieved, would result in an increase in the per share market price of the Common Stock from $5.98 to $8.02. Such appreciation of the options granted to Mr. Orler, Mr. Jacobs, Mr. Majors and Mr. Cottingham if achieved, would result in an increase in the per share market price of the Common Stock from $5.44 to $7.29.

3) Based on the hypothetical appreciation of the market price of the Company's Common Stock at an assumed rate of 10%, compounded annually over the respective terms of the options. Such appreciation of the options granted to Mr. Powell, if achieved, would result in an increase in the per share market price of the Common Stock from $5.98 to $10.59. Such appreciation of the options granted to Mr. Orler, Mr. Jacobs, Mr. Majors and Mr. Cottingham if achieved, would result in an increase in the per share market price of the Common Stock from $5.44 to $9.64.

                                  EMPLOYEE STOCK OPTION PLAN
                                AGGREGATED OPTION EXERCISES IN
                             LAST FISCAL YEAR AND FISCAL YEAR-END
                                        OPTION VALUES
                             ------------------------------------
                                                        NUMBER OF SECURITIES
                                                             UNDERLYING                  VALUE OF UNEXERCISED
                        SHARES                          UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                       ACQUIRED         VALUE            AT FISCAL YEAR-END               AT FISCAL YEAR-END
                      ON EXERCISE     REALIZED       EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
       NAME                (#)          ($) (1)                  (#)                             ($) (2)
-------------------   -----------     ---------      -------------------------         -------------------------
Robert M. Powell            --               --             -- /       --                    --/     --
James B. Speed              --               --             -- /       --                    --/     --
Jerry D. Orler          16,000           14,000         32,000 /   32,000                    --/     --
George R. Jacobs        16,000            4,000         32,000 /   32,000                    --/     --
Patrick N. Majors           --               --             -- /       --                    --/
Jerry W. Cottingham         --               --             -- /       --                    --/

----------

(1) Market value of the Common Stock on the exercise date less the exercise price, multiplied by the number of shares acquired upon exercise.

(2) Market value of the Common Stock at December 31, 2000 less the option exercise price, multiplied by the number of shares.

                         COMPARISON OF RETURN ON EQUITY

     The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in USA Truck Common Stock, the Dow Jones Equity Market Index, and the Dow Jones Trucking Index on December 31, 1995. The graph is based on an initial investment in USA Truck Common Stock at $10.75 per share, the closing sale price of the Common Stock on such date.

                  COMPARISON OF ANNUAL CUMULATIVE TOTAL RETURN
 Among USA Truck, Inc., Dow Jones Equity Market Index & Dow Jones Trucking Index

                                    [GRAPH]

                                         12/31/95     12/31/96     12/31/97    12/31/98     12/31/99     12/31/00
                                         --------     --------     -------     --------     --------     --------
[ ] USA TRUCK, INC.                         100           74         109          108           73           51
o   DOW JONES EQUITY MARKET INDEX           100          122         161          201          247          224
[X] DOW JONES TRUCKING INDEX                100           85         128          136          140          140

                            COMPENSATION OF DIRECTORS

     The Company pays each director who is not an employee of the Company a fee of $1,500 per quarter plus $500 per quarter for members of the audit committee and reimburses all directors for reasonable expenses they may incur attending Board or committee meetings.

     The Company's 1997 Nonqualified Stock Option Plan for Nonemployee Directors of the Company (the "Directors' Plan") provides for the grant to directors, who are not officers or employees of the Company or its affiliates, of nontransferable, nonqualified options to purchase Common Stock. A maximum of 25,000 shares of Common Stock may be issued under the Directors' Plan, which will terminate ten years after the date of its adoption unless sooner terminated by the Board. The Directors' Plan is administered by a Committee of two or more members of the Board, a majority of which may not be nonemployee directors. The Committee has discretion to interpret the Directors' Plan and to determine the directors to whom options are granted, the date of grant of each option, the number of shares subject thereto and the nature of restrictions, if any, on such shares. The Committee determines the periods during which each option will be exercisable, provided that no option may vest less than six months or more than three years after grant or be exercisable more than five years after grant (or after certain earlier dates following termination of service). The per share exercise price of each option, which must be paid in cash, is also set by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of grant.

     On October 11, 2000, options were granted under the Directors' Plan to Jim
L. Hanna, Roland S. Boreham, Jr. and Joe D. Powers, the three nonemployee directors of the Company and the only persons eligible to participate in the plan. Mr. Hanna, Mr. Boreham and Mr. Powers were granted options which cover 2,000, 2,000 and 6,000 shares of Common Stock, respectively at an exercise price of $5.44 per share, which is equal to the market price of the Common Stock on the grant date. The exercise period of each such option will commence on October 11, 2003, and the expiration date of each option is October 10, 2005.

     Directors who are employees of the Company are eligible to be granted options under the Company's Employee Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Board of Directors are James B. Speed (Chairman), Roland S. Boreham, Jr., and Jim L. Hanna.

                               INDEPENDENT AUDITOR

     Ernst & Young LLP has been the independent auditor for the Company since 1989 and has been appointed by the Company to serve as its independent auditor for the 2001 calendar year. Fees for the last fiscal year were: Annual audit - $50,000 and all other nonaudit services of $39,000. A representative of Ernst & Young LLP is expected to be present at the 2001 Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

REPORT OF AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee's actions are governed by a written charter, a copy of which is attached hereto as Exhibit A, which has been adopted by the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. All of the members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards.

     The Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AV ss.380), as well as the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during the fiscal year 2000.

     In reliance on the reviews and discussions referred to above, and after receiving and reviewing the written disclosures and the letter from the independent accountants as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also appointed the Company's independent auditors for the 2001 calendar year.

By the Members of the Audit Committee:

Joe D. Powers (Chairman)            Jim L. Hanna          Roland S. Boreham, Jr.

                              CERTAIN TRANSACTIONS

     The Company has adopted a policy of not making loans to or entering into leases, equipment purchase agreements or other contracts with officers, directors or affiliates of the Company unless a majority of the Board of Directors, and a majority of the disinterested directors, determine that the transaction is reasonable, in the best interest of the Company and on terms no less favorable than could be obtained from an unrelated third party.

     The Company is a party to a contract with Alpha Delta Aviation, Inc. pursuant to which the Company receives aircraft charter service for the transportation of employees in connection with Company business. Robert M. Powell, President and CEO of the Company, is the owner of Alpha Delta Aviation, Inc. This contract was approved by the Board of Directors, and by a majority of the directors other than Mr. Powell, and is reviewed annually by the Board of Directors. The Company reviews on a regular basis rates charged for similar services by third parties in the relevant market area and believes that the terms of this contract are no less favorable than the Company could obtain from an unrelated third party. In 2000, the total amount paid by the Company to Alpha Delta Aviation, Inc. under this contract was $87,051.

     The Company is a party to a contract with Baldor Electric Company pursuant to which the Company transports products manufactured by Baldor Electric Company. Roland S. Boreham Jr., Director of the Company, is the Chairman of the Board of Baldor Electric Company. This contract was approved by the Board of Directors, and by a majority of the directors other than Mr. Boreham, and is reviewed annually by the Board of Directors. The Company reviews on a regular basis rates charged for similar services by third parties in the relevant market area and believes that the terms of this contract are no less favorable than the Company could obtain from an unrelated third party. In 2000, the total amount received by the Company form Baldor Electric Company under this contract was $428,000.

                            SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company believes that during fiscal 2000 all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.

                              STOCKHOLDER PROPOSALS

     The 2002 Annual Meeting of the Company is tentatively scheduled to be held during the first week of May 2002. The bylaws of the Company provide that to be considered for inclusion in the proxy material for an annual meeting, stockholder proposals, including proposals nominating persons for election to the Board of Directors of the Company, must be received at the Company's principal executive offices no later than 120 days prior to the date of the Company's proxy statement released to stockholders in connection with the Annual Meeting held in the preceding year. Accordingly, proposals submitted for inclusion in the proxy statement relating to the 2002 Annual Meeting must be received by the Company no later than December 31, 2001. Any such proposal must be set forth in a notice containing certain information specified in the bylaws. The bylaws also provide that, to be eligible to submit such a proposal, a stockholder must be the record or beneficial owner of at least 1% or $1,000 in market value of the shares of stock entitled to be voted at the Annual Meeting and must have held such shares for at least one year. If the date of the 2002 Annual Meeting is changed by more than 30 calendar days from the date contemplated by this paragraph, a stockholder proposal must be received by the Company a reasonable time before the proxy statement for such meeting is sent to stockholders to be considered for inclusion.


                                  OTHER MATTERS

     So far as now known, there is no business other than that described above to be presented to the stockholders for action at the 2001 Annual Meeting. Should other business come before the 2001 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                             By Order of the Board of Directors

                                             JERRY D. ORLER
                                             Secretary


March 30, 2001



     UPON WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S 2000 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE WRITTEN REQUEST SHOULD BE SENT TO JERRY D. ORLER, SECRETARY OF THE COMPANY, AT THE COMPANY'S EXECUTIVE OFFICES, 3200 INDUSTRIAL PARK ROAD, VAN BUREN, ARKANSAS 72956. THE WRITTEN REQUEST MUST STATE THAT AS OF MARCH 7, 2001 THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SHARES OF THE COMMON STOCK OF THE COMPANY.

                                    EXHIBIT A

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                 USA TRUCK, INC.
                                     CHARTER

I.       PURPOSE

     This Charter ("Charter") shall govern the operations of the Audit Committee (the "Committee") of the Board of Directors ("Board") of USA Truck, Inc., a Delaware corporation (the "Corporation"). The purpose of the Charter is to assist and direct the Board in fulfilling its oversight responsibilities by conducting thorough reviews of: financial statements and reports provided by the Corporation to the government or to the public; the Corporation's systems of internal controls regarding finance, accounting, and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this purpose, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee's primary responsibilities are to:

     o Monitor the Corporation's financial reporting processes and systems of internal controls regarding finance and accounting.

     o Monitor the independence and performance of the Corporation's independent auditors.

     o Provide an avenue of communication among the Board, the independent auditors, and financial and senior management of the Corporation.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and, for this purpose, to retain on behalf of the Committee outside counsel or other experts.

II.      COMPOSITION

     The Committee shall be comprised of three or more directors, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of that person's independent judgment as a member of the Committee. Each member of the Committee shall meet all requirements for independence promulgated by the National Association of Securities Dealers, as applicable to the Corporation. Each member shall be able to read and understand fundamental financial statements, and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background that results in that member's financial sophistication.

     Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall select a replacement. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee.

III.     MEETINGS

     The Committee shall meet at least four times annually, and more frequently as circumstances dictate. The Committee, or its Chairman, shall communicate each quarter with the independent auditors and management to review the Corporation's interim financial statements in accordance with Section V.2., below. The Committee shall meet at least annually with management and the independent auditors in accordance with Section V.3., below. Such meetings and communications shall be, either in person or by conference telephone call, and shall be separate or together, at the discretion of the Committee.

IV.      ACCOUNTABILITY

     The independent auditor's shall be ultimately accountable to the Board and the Committee, as representatives of the Corporation's shareholders. The Committee shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

V.       RESPONSIBILITIES

     The responsibility of the Committee shall be to oversee the Corporation's financial reporting process on behalf of the Board and to report the results of such oversight activities to the Board and to the shareholders of the Corporation. The responsibility of management is to prepare the Corporation's financial statements. The responsibility of the independent auditors is to audit those financial statements. To fulfill its responsibilities the Committee shall:

DOCUMENTS/REPORTS REVIEW

     1. Review and reassess the adequacy of this Charter, at least annually, as conditions dictate.

     2. Prior to filing, review each Form 10-Q Quarterly Report for the Corporation with management and the independent auditors, in accordance with Statement on Auditing Standards No. 71 ("SAS No. 71"), and considering Statement on Auditing Standards No. 61 ("SAS No. 61") as it relates to interim financial information.

     3. Prior to filing, review and discuss the audited financial statements of the Corporation with management and the independent auditors, with specific attention to those matters required to be discussed by SAS No. 61.

     4. Receive that formal written statement required by Independence Standards Board Standard No. 1 ("ISB Standard No. 1") from the independent auditors and discuss with them that statement and their independence from management and the Corporation.

     5. Based on the review and discussions set forth above, determine whether to recommend to the Board that the audited financial statements of the Corporation be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     6. Ascertain whether the members of the Committee continue to be independent (as heretofore defined) with respect to management and the Corporation.

     7. Review as received the regular internal reports to management prepared by the financial staff and discuss them with management as necessary.

INDEPENDENT AUDITORS

     8. Prior to commencement of work on the annual audit by the independent auditors, discuss with them the overall scope and plan for their audit and discuss with management and the independent auditors the adequacy and effectiveness of the Corporation's accounting and financial controls.

     9. Review and recommend annually to the Board the selection of the Corporation's independent auditors.

FINANCIAL REPORTING PROCESSES

     10. Review and discuss with the independent auditors their evaluation of the Corporation's financial reporting processes, both internal and external.

     11. Review and discuss with the independent auditors' their judgment about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

PROCESS IMPROVEMENT

     12. Review and discuss with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been or can be implemented.

LEGAL MATTERS

     13. Review, with the Corporation's counsel (a) legal compliance matters and (b) other legal matters that could have an impact on the Corporation's financial statements.

                                 USA TRUCK, INC.
              3200 INDUSTRIAL PARK ROAD, VAN BUREN, ARKANSAS 72956
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 2, 2001

     The undersigned stockholder(s) of USA TRUCK, INC. hereby appoint(s) ROBERT
M. POWELL and JERRY D. ORLER, and each or either of them, the true and lawful attorneys-in-fact and proxies for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Stockholders to be held on May 2, 2001, at 10:00 a.m., and at any adjournments thereof, for the transaction of the following business:

Please mark boxes   [X] in blue or black ink.

Election of Two (2) Class III Directors for a term of office expiring at the 2004 Annual Meeting of Stockholders:

                                    [ ] FOR the nominee listed below

                                    [ ] WITHHOLD AUTHORITY to vote for the
                                        nominee listed below.

                                Robert M. Powell





                    [ ] FOR the nominee listed below

                    [ ] WITHHOLD AUTHORITY to vote for the nominee listed below.

                                 James B. Speed







                                     (FRONT)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES FOR THE ELECTION OF THE ABOVE NOMINEE. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                   Please sign, date, and return this proxy as soon as possible.

                   Dated:                    , 2001
                         --------------------

                   -------------------------------------------------------------
                                         (Signature)


                   -------------------------------------------------------------
                                         (Signature)


                    (Please sign exactly as name(s) appear(s) at left. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)





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